As filed with the Securities and Exchange Commission on June 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	33-0599368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3636 Nobel Drive, Suite 325

San Diego, CA 92122

(Address of principal executive offices, including zip code)

INFOSONICS CORPORATION 2015 EQUITY INCENTIVE PLAN

(Full title of the plan)

Joseph Ram

Chief Executive Officer

InfoSonics Corporation

3636 Nobel Drive, Suite 325

San Diego, CA 92122

(858) 373-1600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Vernon A. LoForti Vice President, Chief Financial Officer & Secretary InfoSonics Corporation 3636 Nobel Drive, Suite 325 San Diego, CA 92122 (858) 373-1600	David J. Katz Perkins Coie LLP 1888 Century Park East Suite 1700 Los Angeles, CA 90067 (310) 788-9900

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, issuable under the InfoSonics Corporation 2015 Equity Incentive Plan	1,205,749	$2.87(2)	$3,460,500 (2)	$403

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be necessary to adjust the number of shares issuable pursuant to the InfoSonics Corporation 2015 Equity Incentive Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share is estimated to be $2.87 based on the average of the high sales price ($2.93 per share) and the low sales price ($2.81 per share) for the Registrant’s common stock as reported on The Nasdaq Capital Market on June 16, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) (File No. 001-32217) are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 10, 2015, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed on May 8, 2015;

(c) The Registrant’s Current Reports on Form 8-K, filed on May 28, 2015 and June 10, 2015; and

(d) The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A, filed on August 2, 2006, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission will not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s articles of incorporation limit the liability of its directors and officers to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time (the “MGCL”), and, together with the Registrant’s bylaws, as amended, requires the Registrant to indemnify its present and former directors and officers and any individual who, while a director or officer and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, against liabilities to the fullest extent allowed under Maryland law. The Registrant’s articles of incorporation and bylaws permit the Registrant, with the approval of its board of directors, to indemnify and advance or reimburse the expenses of any director, officer, employee or agent of the Registrant or of any predecessor, to the maximum extent permitted by the MGCL.

The MGCL requires a corporation (unless its articles of incorporation provide otherwise, which the Registrant’s do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The

MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

(1)	was committed in bad faith; or

(2)	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Registrant’s bylaws, as amended, obligate the Registrant, to the fullest extent permitted by Maryland law in effect from time to time, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

•	make any individual who, while a director or officer and at the Registrant’s request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Registrant for liability arising under the Securities Act, the Registrant has been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The MGCL permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant’s articles of incorporation contain such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The foregoing summaries are necessarily subject to the complete text of the MGCL, the Registrant’s articles of incorporation and bylaws, as amended, and the arrangements referred to above and are qualified in their entirety by reference thereto.

The Registrant maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the Registrant lawfully indemnified the directors and officers. The policy contains various exclusions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Document

5.1+	Opinion of Perkins Coie LLP regarding legality of the common stock being registered

23.1+	Consent of SingerLewak LLP, independent registered public accounting firm

23.2+	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1+	Power of Attorney (see signature page)

99.1*	InfoSonics Corporation 2015 Equity Incentive Plan (Filed as Appendix A to InfoSonics Corporation’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2015) (Commission File No. 001-32217)

+	Filed herewith
*	Incorporated herein by reference

Item 9.	Undertakings.

A.   The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 18, 2015.

INFOSONICS CORPORATION

By:	/s/ JOSEPH RAM
Name:	Joseph Ram
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph Ram and Vernon A. LoForti, or either of them, as his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on June 18, 2015.

Signature	Title

/S/ JOSEPH RAM Joseph Ram	President and Chief Executive Officer and Director (Principal Executive Officer)

/S/ VERNON A. LOFORTI Vernon A. LoForti	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/S/ RANDALL P. MARX Randall P. Marx	Director

/S/ ROBERT S. PICOW Robert S. Picow	Director

/S/ KIRK A. WALDRON Kirk A. Waldron	Director

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1+	Opinion of Perkins Coie LLP regarding legality of the common stock being registered

23.1+	Consent of SingerLewak LLP, independent registered public accounting firm

23.2+	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1+	Power of Attorney (see signature page)

99.1*	InfoSonics Corporation 2015 Equity Incentive Plan (Filed as Appendix A to InfoSonics Corporation’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2015) (Commission File No. 001-32217)

+	Filed herewith
*	Incorporated herein by reference